Exhibit H




                                 Balch & Bingham
                               Birmingham, Alabama
                                  205-251-8100



                                February 8, 1996


Securities and Exchange Commission
Washington, DC 20549

RE:      Statement on Form U-1
         of Alabama Power Company
         (herein called the "Company") et al.
         File No. 70-8461

Ladies and Gentlemen:

We have read the statement on Form U-1, as amended, referred to above and are furnishing this opinion with respect to the issuance and sale by Alabama Power Capital Trust I (the "Trust") of its Trust Preferred Securities and the related issuance by the Company of its Guarantee and Junior Subordinated Notes (all as defined therein).

We are of the opinion that:

(a) the Company is validly organized and duly existing as a corporation under the laws of the State of Alabama;

(b) the Trust has been duly formed and is validly existing as a business trust under the laws of the State of Delaware;

(c) the transactions have been consummated in accordance with such statement on Form U-1, as amended;

(d)      all state laws applicable to such transactions have been complied with;

(e) the Company's obligations with respect to the Guarantee and the Junior Subordinated Notes are valid and binding obligations of the Company in accordance with their terms;



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Securities and Exchange Commission
February 8, 1995
Page 2


(f) the Trust's obligations with respect to the Trust Preferred Securities are valid and binding obligations of Alabama Power Capital in accordance with their terms; and

(g) the consummation of the transactions did not violate the legal rights of the holders of any securities issued by the Company, the Trust, or any associate company thereof.

We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1 and to the filing thereof with the commission at the time of the filing of the certificate pursuant to Rule 24.


                                                  Very truly yours,

                                                  /s/Balch & Bingham